EXHIBIT 99.1

For Immediate Release: February 13, 2009

Occidental Replaces 210 Percent of 2008 Production

LOS ANGELES, February 13, 2009 -- Occidental Petroleum Corporation (NYSE: OXY) announced today that at year-end 2008, the company's preliminary worldwide proved reserves, on a consolidated basis, totaled 2.98 billion barrels of oil equivalent (BOE) compared to 2.87 billion BOE at the end of 2007. In 2008, the company's consolidated subsidiaries had proved reserve additions from all sources, before the effect of price-related revisions, of 463 million BOE, compared to production of 221 million BOE, for a production replacement ratio of 210 percent. At the end of 2008, Occidental's consolidated reserves-to-production ratio, assuming production remained at the 2008 level, was 13.5 years.

Excluding purchases of proved reserves and the effect of price revisions, the company added 253 million BOE of proved reserves on a consolidated basis, of which improved recovery provided 98 percent and extensions and discoveries provided 9 percent, partially offset by non-price-related negative revisions of 7 percent.

These additions were partially offset by negative revisions of 127 million BOE that were attributable to the difference between prices of oil and gas at year-end 2007 and year-end 2008. Negative domestic price revisions were partially offset by positive price revisions in the Middle East/North Africa, as a result of the impact of Production Sharing Contracts.

Occidental's costs for exploration and development activities were $4.4 billion. Additionally, Occidental incurred $3.5 billion in property acquisition costs. All of the acquisitions were domestic, mainly in the Rocky Mountains and the Permian Basin.

In 2008, proved developed reserves were 74 percent of total proved reserves. For the three-year period 2006 through 2008, Occidental's consolidated proved reserve additions totaled 1.1 billion BOE, and total production equaled 630 million BOE, for a reserve replacement ratio of 173 percent.

2008 RECAP

	Reserve	Costs
	Additions	Incurred
	(Million BOE)	($ Millions)

Additions	271	$4,441

Less: Physical Revisions	(18)

Net Additions	253

Purchase of Proved Reserves	210	3,541

Additions from All Sources	463	$7,982

Production	(221)
Sales of Proved Reserves	(3)
Price Revisions	(127)

About Oxy

Occidental Petroleum Corporation is an international oil and gas exploration and production company with operations in the United States, Middle East/North Africa and Latin America regions. Oxy is the fourth largest U.S. oil and gas company, based on equity market capitalization. Oxy's wholly owned subsidiary, OxyChem, manufactures and markets chlor-alkali products and vinyls. Occidental is committed to safeguarding the environment, protecting the safety and health of employees and neighboring communities and upholding high standards of social responsibility in all of the company's worldwide operations.

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Contacts:	Richard S. Kline (media)
richard_kline@oxy.com
310-443-6249

Chris Stavros (investors)
chris_stavros@oxy.com
212-603-8184

On the web: www.oxy.com

OIL AND GAS PRELIMINARY RESERVES

(Consolidated Subsidiaries)

The following table sets forth Occidental's net interests in quantities of proved developed and undeveloped reserves of crude oil, natural gas liquids (NGLs), condensate and natural gas and changes in such quantities. Crude oil reserves (in millions of barrels) include condensate and NGLs. Natural gas volumes (in billion cubic feet) have been converted to barrels of oil equivalent (BOE) based on energy content of 6,000 cubic feet of gas to one barrel of oil.

	United		Latin		Middle East/		Total
	States		America		No. Africa		Million
	Oil	Gas	Oil	Gas	Oil	Gas	BOE (b)
PROVED DEVELOPED AND
UNDEVELOPED RESERVES

Balance at
December 31, 2005	1,616	2,323	50	—	296	1,051	2,524
Revisions of
previous estimates	(28)	(135)	10	45	39	59	16
Improved recovery	69	120	33	—	14	7	137
Extensions and
discoveries	3	58	7	—	14	—	34
Purchases of proved
reserves	98	274	152	161	4	—	326
Sales of proved
reserves	(4)	(2)	—	—	—	—	(4)
Production	(94)	(214)	(26)	(12)	(40)	(11)	(200)
Balance at
December 31, 2006	1,660	2,424	226	194	327	1,106	2,833
Revisions of
previous estimates	(20)	35	(17)	5	(43)	(130)	(95)
Improved recovery	114	406	17	5	52	6	253
Extensions and
discoveries	1	5	15	19	2	11	24
Purchases of proved
reserves	47	18	—	—	10	—	60
Sales of proved
reserves	—	—	—	—	—	—	—
Production	(95)	(216)	(27)	(15)	(43)	(30)	(209)
Balance at
December 31, 2007	1,707	2,672	214	208	305	963	2,866
Revisions of
previous estimates	(243)	(490)	(6)	(26)	135	328	(145)
Improved recovery	99	281	44	46	46	21	247
Extensions and
discoveries	11	76	—	—	—	—	24
Purchases of proved
reserves	71	832	—	—	—	—	210
Sales of proved
reserves	(2)	(3)	—	—	—	—	(3)
Production	(96)	(215)	(28)	(16)	(46)	(76)	(221)
Balance at
December 31, 2008	1,547	3,153	224	212	440	1,236	2,978

OIL AND GAS PRELIMINARY RESERVES (continued)

(Consolidated Subsidiaries)

	United		Latin		Middle East/		Total
	States		America		No. Africa		Million
	Oil	Gas	Oil	Gas	Oil	Gas	BOE (b)
PROVED DEVELOPED
RESERVES (a)
December 31, 2005	1,319	1,833	44	—	174	73	1,855
December 31, 2006	1,382	1,940	140	137	249	560	2,211
December 31, 2007	1,406	1,997	120	140	262	932	2,300
December 31, 2008	1,209	1,866	124	142	342	1,206	2,211

(a) Approximately one percent of the proved developed oil reserves and approximately three percent of the proved developed gas reserves at December 31, 2008 are non-producing.

(b) Excludes other interests, which include the minority interest in a Colombian subsidiary, partially offset by Occidental's share of reserves from an equity investee in Yemen. Other interests have total proved reserves of (1) million BOE and proved developed reserves of (2) million BOE at December 31, 2008.

PRELIMINARY COSTS INCURRED

(Consolidated Subsidiaries)

Occidental's 2008, 2007 and 2006 costs incurred in oil and gas property acquisition, exploration and development activities, whether capitalized or expensed, were as follows:

	United	Latin	Middle East/
	States	America	No. Africa	Total (b)
FOR THE YEAR ENDED
DECEMBER 31, 2008
Property Acquisition
Costs
Proved Properties	$1,819	$8	$4	$1,831
Unproved Properties	1,362	—	348	1,710
Exploration Costs	130	96	115	341
Development Costs	1,740	864	1,496	4,100
Costs Incurred	$5,051	$968	$1,963	$7,982
FOR THE YEAR ENDED
DECEMBER 31, 2007
Property Acquisition
Costs
Proved Properties	$626	$—	$300	$926
Unproved Properties	167	(58)	10	119
Exploration Costs	39	79	213	331
Development Costs	1,268	524	1,032	2,824
Costs Incurred	$2,100	$545	$1,555	$4,200
FOR THE YEAR ENDED
DECEMBER 31, 2006
Property Acquisition
Costs (a)
Proved Properties	$2,083	$2,408	$397	$4,888
Unproved Properties	377	655	110	1,142
Exploration Costs	39	61	213	313
Development Costs	1,330	320	792	2,442
Costs Incurred	$3,829	$3,444	$1,512	$8,785

(a) Includes acquisition costs and related step-up for deferred income taxes of $1.34 billion for the purchase of Vintage Petroleum Inc. There was no goodwill recorded for this acquisition.

(b) Excludes costs incurred for other interests totaling $4 million in 2008.

PRELIMINARY 5-YEAR DATA

CONSOLIDATED SUBSIDIARIES

	Reserve		Costs
	Additions	Production	Incurred
	(Million BOE)	(Million BOE)	($ Millions)
2004	241	166	1,662
2005	370	171	4,185
2006	513	200	8,785 *
2007	242	209	4,200
2008	336	221	7,982
3-Year
Average	363	210	6,990
5-Year
Average	340	193	5,363

Reserves Replacement

(Million BOE)

		Improved	Extensions
	Revisions	Recovery	Discoveries	Acquisitions	Total
2004	50	110	41	40	241
2005	(15)	129	117	139	370
2006	16	137	34	326	513
2007	(95)	253	24	60	242
2008	(145)	247	24	210	336
3-Year
Average	(75)	212	27	199	363
5-Year
Average	(38)	175	48	155	340

Costs Incurred

($ Millions)

		Exploration	Development
	Acquisitions	Costs	Costs	Total
2004	166	132	1,364	1,662
2005	2,166	232	1,787	4,185
2006	6,030	313	2,442	8,785	*
2007	1,045	331	2,824	4,200
2008	3,541	341	4,100	7,982
3-Year
Average	3,539	328	3,122	6,990
5-Year
Average	2,590	270	2,503	5,363

*Includes acquisition costs and related step-up for deferred income taxes of $1.34 billion for the purchase of Vintage Petroleum Inc. There was no goodwill recorded for this acquisition.